As filed with the Securities and Exchange Commission on September 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hornbeck Offshore Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-3409686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd M. Hornbeck

President and Chief Executive Officer

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(985) 727-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey, P.C.

Ieuan A. List

Erin E. Meziere

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

HORNBECK OFFSHORE SERVICES, INC.

Common Stock

Preferred Stock

Warrants

Units

Up to 154,998,859 Shares of Common Stock Offered by the Selling Stockholders

This prospectus provides you with a general description of the Common Stock, Preferred Stock, Warrants and Units (each as defined herein) that we may offer and sell at prices and on terms to be set forth in one or more supplements to this prospectus. We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Additionally, this prospectus provides you with a general description of the Common Stock that the selling stockholders identified in the “Selling Stockholders” section of this prospectus (the “selling stockholders”) may offer and sell. Each time a selling stockholder sells any Common Stock offered by this prospectus, the selling stockholder is required to provide this prospectus and any related prospectus supplement containing specific information about the selling stockholder and the terms of the Common Stock being offered in the manner required by the Securities Act of 1933, as amended (the “Securities Act”).

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers or through a combination of these methods or any other method permitted by law. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold by us without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

The selling stockholders may offer and sell up to 154,998,859 shares of our common stock, par value $0.00001 per share (“Common Stock”), from time to time, in amounts, at prices and on terms that will be determined at the time of the applicable offering. As of September 14, 2026, such shares of Common Stock that may be offered and sold by the selling stockholders consist of (i) 55,487,170 outstanding shares of Common Stock and (ii) 99,511,689 shares of Common Stock issuable upon the exercise of an aggregate of 9,687,977 outstanding warrants (“Jones Act Warrants”) pursuant to that certain Amended and Restated Jones Act Warrant Agreement, dated as of September 1, 2026 (“Jones Act Warrant Agreement”), by and among Hornbeck Offshore Services, Inc.

(f/k/a Helix Energy Solutions Group, Inc.), Hercules Sub LLC (as successor by merger to Legacy Hornbeck (as defined herein)), and Equiniti Trust Company, LLC, at an exercise price of $0.00001 per share. The Jones Act Warrants do not have voting rights and were originally issued in lieu of common stock to certain non-U.S. citizens, as defined in the Jones Act (as defined herein), by Legacy Hornbeck in order to comply with applicable limitations on foreign ownership under the Jones Act. The Jones Act Warrants were assumed by us, and the outstanding shares of Common Stock covered by this prospectus were received by the selling stockholders in exchange for their shares of common stock of Legacy Hornbeck, in each case on September 1, 2026 in connection with consummation of the Mergers (as defined herein).

The selling stockholders may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods or any other method permitted by law. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of such shares. Our registration of these shares does not mean that the selling stockholders will offer or sell any shares of our Common Stock. We will not receive any proceeds from the sale or other disposition of Common Stock by the selling stockholders, but we will incur expenses in connection with any offering.

We are registering the offer and sale of the shares of Common Stock by the selling stockholders to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement, dated as of April 22, 2026 (the “Registration Rights Agreement”), entered into in connection with the Mergers. We have agreed to bear all of the expenses incurred in connection with the registration of such shares of Common Stock covered by this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We may provide more specific terms of the securities to be sold and the methods by which we or the selling stockholders will sell them in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

The Jones Act, which applies to companies that engage in U.S. coastwise trade, requires that, among other things, the aggregate ownership of Common Stock by non-U.S. citizens be not more than 25% of the Company’s outstanding Common Stock. Failure to comply with the Jones Act could cause us to lose the privilege of owning and operating vessels in the U.S. coastwise trade. Accordingly, our Common Stock is subject to limitations on foreign ownership and possible required divestiture by non-U.S. citizen stockholders. See “Description of Capital Stock—Limitations on Ownership by Non-U.S. Citizens.”

Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “HOS.” Each prospectus supplement, if any, will contain information, where applicable, as to any other listing on the NYSE or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Investing in our Securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 1 of this prospectus, as well as any risk factors contained in any applicable prospectus supplement hereto and the documents incorporated by reference herein and therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 15, 2026

The distribution of this prospectus and any applicable prospectus supplement and the offering of these securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus, and the selling stockholders named herein may offer and sell from time to time, in one or more offerings, shares of Common Stock as described in this prospectus.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer and sell. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. Each time a selling stockholder sells any Common Stock offered by this prospectus, the selling stockholder is required to provide this prospectus and any related prospectus supplement containing specific information about the selling stockholder and the terms of the Common Stock being offered in the manner required by the Securities Act. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest in our securities. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the headings “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. Neither we nor the selling stockholders take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein or therein, are accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

When used in this prospectus, except where the context otherwise requires, references to “Hornbeck,” “we,” “us,” “our” and the “Company” refer to Hornbeck Offshore Services, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.hornbeckoffshore.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. We may use the “Investors” section of our website to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the prospectus until we have terminated the offerings of all of the securities to which this prospectus relates (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2026;

•

the description of our capital stock contained in Amendment No. 2 to our Registration Statement on Form 8-A, filed with the SEC on September 1, 2026, including any amendments or reports filed for the purpose of updating the description of our capital stock;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on April 24, 2026 and August 6, 2026, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February 13, 2026, April 24, 2026, May  5, 2026, May  13, 2026, June 12, 2026, August 11, 2026, August  31, 2026, September  1, 2026, September  2, 2026, and September 4, 2026 and on Form 8-K/A filed with the SEC on September 8, 2026; and

•

the following sections in our Registration Statement on Form S-4 (File No. 333-296508) filed with the SEC on June  4, 2026, as amended on July  13, 2026 and on July 30, 2026 (the “Form S-4”): Risk Factors—Risks Relating to the Combined Company, Risk Factors—Other Risks Relating to Hornbeck, Risk Factors—Risks Relating to Legal, Regulatory, Accounting and Tax Matters, Risk Factors—Risks Relating to Hornbeck’s Indebtedness, Hornbeck’s Business, and Executive Compensation of the Combined Company.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(985) 727-2000

Attention: Samuel A. Giberga, Executive Vice President, General Counsel and Corporate Secretary

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information.

You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors, many of which are beyond our control, including, but not limited to:

•

risks related to potential litigation relating to the Mergers, including the effects of any outcomes related thereto; the ability of the Company to retain and hire key personnel, to retain customers or maintain relationships with the Company’s or Legacy Hornbeck’s respective suppliers and customers; the diversion of management’s time and attention from ordinary course of business operations to the integration of the Company’s and Legacy Hornbeck’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the Mergers; potential adverse reactions or changes to business relationships resulting from the completion of the Mergers; legislative, regulatory and economic developments; and potential business uncertainty, including changes to existing business relationships, following the completion of the Mergers that could affect the Company’s financial performance as well as unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, losses, synergies, economic performance, indebtedness, financial condition, future prospects, business and management strategies, expansion and growth of the Company’s businesses;

•	actions by governments, regulatory authorities, customers, suppliers and partners;

•	changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production across our various markets;

•	changes in market conditions and competitive dynamics in the offshore energy industry;

•	demand for services;

•	uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all;

•	the impact of tariff regimes by the United States and other countries;

•	unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or vessel management contracts, or failures to finalize commitments to charter or manage vessels;

•	the performance of contracts by suppliers, customers and partners;

•	operating hazards and delays, which includes delays in delivery, chartering or customer acceptance of assets or terms of their acceptance;

•	complexities of global political and economic developments;

•	the impact of general economic conditions, including inflation, on economic activity and on the Company’s operations;

•	geologic risks, and the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry;

•	the repeal or administrative weakening of the Jones Act or adverse changes in the interpretation of the Jones Act;

v

•	the emergence of new cabotage restrictions that impact our ability to operate in other foreign jurisdictions;

•	industry over-supply resulting from reactivating currently-stacked vessels or from constructing new vessels;

•	the inability to accurately predict vessel utilization levels and dayrates;

•	vessel accidents, pollution incidents or other events resulting in lost revenue, fines, penalties or other expenses that are unrecoverable from insurance policies or other third parties;

•	changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets;

•	inflation, interest rate, foreign exchange and macroeconomic volatility;

•	adverse outcomes in pending or future legal or administrative proceedings, and any unexpected litigation and insurance expenses;

•	supply-chain constraints and availability and cost of equipment, vessels and labor;

•	health, safety, environmental and other regulations and compliance costs;

•	cybersecurity risks;

•

risks associated with foreign operations, such as non-compliance with, the unanticipated effect of, or unexpected assessments/enforcement actions taken in connection with, tax laws, customs laws, immigration laws, importation laws or other legislation that result in higher than anticipated tax rates or other costs, especially in higher political risk countries where we operate;

•	political risks in countries outside of the United States, including unlawful detentions, arrests, confiscation or nationalization of our vessels;

•	lower than planned utilization or dayrates for services utilizing in-chartered vessels;

•	delays or cost over-runs for vessels under construction and/or vessels undergoing planned conversions or modifications;

•	unplanned downtime for vessels and systems;

•	other financial, operational and legal risks and uncertainties described from time to time in the Company’s filings with the SEC; and

•

such other factors as discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC.

All forward-looking statements in this prospectus and any prospectus supplement are made as of the date on its cover page, and any forward-looking statements incorporated by reference herein or therein are made as of the date of the document incorporated by reference. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

RISK FACTORS

Investing in our securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our subsequent Quarterly Reports on Form 10-Q, as well as in the Form S-4 to the extent incorporated by reference herein, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Note Regarding Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. See the section entitled “Where You Can Find More Information” in this prospectus.

OUR COMPANY

Hornbeck is a premier global offshore services company, providing innovative and integrated marine and subsea solutions to customers across the deepwater oilfield, defense and renewables industries.

On September 1, 2026, pursuant to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 22, 2026 (the “Merger Agreement”), by and among Hornbeck Offshore Services, Inc. (f/k/a Helix Energy Solutions Group, Inc.), Hornbeck Offshore Services, Inc. (n/k/a Hercules Sub LLC) (“Legacy Hornbeck”), Odyssey Sub, Inc., a direct, wholly owned subsidiary of the Company (“Parent Sub”), and Hercules Sub LLC, a direct, wholly owned subsidiary of the Company (“LLC Sub”), (i) the Company converted from a Minnesota corporation to a Delaware corporation (the “Conversion”); (ii) following the Conversion, Parent Sub merged with and into Legacy Hornbeck (the “First Company Merger” and the effective time of such merger, the “Effective Time”), with Legacy Hornbeck surviving the First Company Merger as a wholly owned subsidiary of the Company (Legacy Hornbeck, as the surviving corporation in the First Company Merger, the “Surviving Corporation”); and (iii) one minute after the Effective Time, the Surviving Corporation merged with and into LLC Sub (the “Second Company Merger” and, together with the First Company Merger, the “Mergers”), with LLC Sub surviving the Second Company Merger as a wholly owned subsidiary of the Company. Following the Conversion and the Mergers, the Company was renamed “Hornbeck Offshore Services, Inc.”

Shares of our Common Stock trade on the NYSE under the ticker symbol “HOS.” Our principal executive offices are located at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, and our telephone number is (985) 727-2000. We maintain a website at www.hornbeckoffshore.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities we are offering pursuant to this prospectus for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus. Pending any specific application, we may initially invest funds in short-term marketable securities or money-market investments, as well as apply them to the reduction of short-term indebtedness.

The selling stockholders may offer and sell up to an aggregate of 154,998,859 shares of Common Stock under this prospectus. See the section entitled “Selling Stockholders.” Accordingly, we will not receive any proceeds from the sales of Common Stock sold by the selling stockholders. We will bear the costs associated with the registration and the sale of any shares of Common Stock under this prospectus by the selling stockholders, other than underwriting fees, discounts and commissions.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 154,998,859 shares of Common Stock, consisting, as of September 14, 2026, of (i) 55,487,170 outstanding shares of Common Stock and (ii) 99,511,689 shares of Common Stock issuable upon the exercise of outstanding Jones Act Warrants, that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

On April 22, 2026, we entered into the Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders, or issuable upon the exercise of the Jones Act Warrants held by the selling stockholders, from time to time as permitted by Rule 415 promulgated under the Securities Act. Under the Registration Rights Agreement, the selling stockholders are subject to a lock-up which, subject to certain exceptions or earlier termination by the Company, prohibits the transfer of the shares of Common Stock covered by this prospectus (as well as the Jones Act Warrants held by the selling stockholders) prior to February 28, 2027.

The Charter (as defined herein) prohibits the acquisition of shares by a non-U.S. citizen where (“Citizenship Restrictions”) (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 21% of the Company’s issued and outstanding Common Stock, with certain limited grandfathered circumstances allowing up to 24% of the outstanding shares of Common Stock to be owned by non-U.S. citizens on and after the date on which the Charter was filed with the Secretary of State of the State of Delaware (the “Effective Date”) or (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of the Company’s issued and outstanding Common Stock. See “Description of Capital Stock—Limitations on Ownership by Non-U.S. Citizens.” Each selling stockholder, and any prospective stockholder of the Company that is a non-U.S. citizen, is or will be subject to these restrictions on foreign ownership of the Company’s Common Stock. The table below assumes that all of the Jones Act Warrants held by the selling stockholder could be exercised for shares of the Company’s Common Stock, notwithstanding these restrictions. The percentages of shares reflected as owned by a selling stockholder assume that all of the Jones Act Warrants held by such selling stockholder have been exercised for shares of Common Stock.

We have prepared the table below and the related footnotes based on information supplied to us by the selling stockholders and such information is as of September 14, 2026 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them.

Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock which are included in this prospectus (including shares issuable upon the exercise of the Jones Act Warrants held by the selling stockholders), and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be beneficially held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold (including shares issuable upon the exercise of the Jones Act Warrants held by the selling stockholders) in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling stockholders is based on 222,166,587 shares of Common Stock outstanding as of September 14, 2026.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)(2)		Shares of Common Stock Offered Hereby(2)	Shares of Common Stock Beneficially Owned After Completion of the Offering
Selling stockholders:	Number	Percentage		Number	Percentage
Funds, investment vehicles or accounts managed or advised by or related to Ares or its affiliates(3)	70,355,357	26.5%	70,355,357	—	—%
Entities affiliated with Whitebox(4)	37,873,696	15.2%	37,873,696	—	—%
Entities affiliated with Highbridge(5)	18,110,037	7.6%	18,110,037	—	—%
Entities affiliated with Merced(6)	11,733,106	5.3%	11,733,106	—	—%
Morgan Stanley & Co., LLC(7)	9,376,961	4.1%	7,902,013	1,474,948	*
Entities affiliated with Solus(8)	3,690,386	1.7%	3,690,386	—	—%
Entities affiliated with Citigroup(9)	2,974,960	1.3%	2,974,960	—	—%
BofA Securities, Inc.(10)	2,359,304	1.1%	2,359,304	—	—%

*	Denotes less than 1%.
(1)

Except as noted in footnote 2 below, the amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)

Includes shares of Common Stock underlying all Jones Act Warrants. Each Jones Act Warrant is immediately exercisable for 10.27167 shares of Common Stock for an exercise price of $0.00001 per share, subject to the terms and conditions of the Jones Act Warrant Agreement, including the Citizenship Restrictions. As a result, a selling stockholder may be deemed not to be a beneficial owner of such shares of Common Stock under Rule 13d-3 of the Exchange Act.

(3)

Includes: (a) (i) 72,506 shares of Common Stock and 2,208,429 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by ASSF IV AIV B, L.P. and (ii) 2,264,402 shares of Common Stock and 79,841 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by ASSF IV AIV B Holdings III, L.P. (the entities referred to in clause (a) collectively, the “Ares SSF Holders”); (b) (i) 1,020,227 shares of Common Stock and 1,095,124 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by ASOF Holdings I, L.P., (ii) 56,103 shares of Common Stock and 748,260 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by ASOF II Holdings I, L.P. and (iii) 10,107 shares of Common Stock and 134,887 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by ASOF II A (DE) Holdings I, L.P. (the entities referred to in clause (b) collectively, the “Ares SOF Holders”); (c) 161,656 shares of Common Stock and 765,402 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by two accounts managed or subadvised by Ares Management LLC with respect to which the Ares Entities (as defined below) may be deemed to have shared voting or dispositive power with the owners of such accounts (the “Ares Managed Accounts”); (d) (i) 14,314,404 shares of Common Stock held of record by ASSF IV HOS AIV 1, L.P. and (ii) 2,906,183 shares of Common Stock and 21,390,290 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by ASSF IV HOS AIV 2, L.P. (the entities referred to in clause (d) collectively, the “Ares SSF HOS Holders”); and (e) (i) 4,749,024 shares of Common Stock held of record by ASOF HOS AIV 1, L.P. and (ii) 1,871,251 shares of

Common Stock and 16,507,261 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by ASOF HOS AIV 2, L.P. (the entities referred to in clause (e) collectively, the “Ares SOF HOS Holders”). Ares Partners Holdco LLC (“Ares Partners”) is managed by a board of managers, which is composed of Michael J. Arougheti, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Partners Board Members”). Mr. Ressler generally has veto authority over Ares Partners Board Members’ decisions. Each of these individuals disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by Ares Partners. Ares Partners is the sole member of each of Ares Management GP LLC and Ares Voting LLC, which are respectively the holders of the Class B and Class C common stock of Ares Management Corporation (“Ares Management”), which common stock allows them, collectively, to generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. Ares Management is the sole member of Ares Holdco LLC, which is the general partner of Ares Management Holdings L.P., which is the sole member of Ares Management LLC, which is (x) the general partner of ASSF Operating Manager IV, L.P., which is the manager of each of the Ares SSF Holders, (y) the sole member of ASOF Investment Management LLC, which is the manager of each of the Ares SOF Holders and (z) the investment manager or investment subadvisor of each of the Ares Managed Accounts. Accordingly, each of the foregoing may be deemed to share beneficial ownership of the securities held of record by the Ares SSF Holders, the Ares SOF Holders and the Ares Managed Accounts, but each disclaims any such beneficial ownership of securities not held of record by them. The entities listed in this paragraph are referred to collectively as the “Ares Entities.” The address of the principal office of each of the Ares Entities is c/o Ares Management LLC, 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067.

ASOF HOS GP, LLC is managed by a board of managers, which is composed of Evan Hoole, Matthew Jill and Naseem Sagati Aghili. Each of these individuals disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by ASOF HOS GP, LLC. ASOF HOS GP, LLC is the general partner of each of the Ares SSF HOS Holders and the Ares SOF HOS Holders. Accordingly, ASOF HOS GP, LLC may be deemed to share beneficial ownership of the securities held of record by the Ares SSF HOS Holders and the Ares SOF HOS Holders, but disclaims any such beneficial ownership. The address of the principal office of each of ASOF HOS GP, LLC, the Ares SSF HOS Holders and the Ares SOF HOS Holders is c/o ASOF HOS GP, LLC, 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067.

(4)

Included in the total number of shares shown as beneficially owned are (i) 491,982 shares of Common Stock and 3,247,922 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by Pandora Select Partners LP, (ii) 3,165,389 shares of Common Stock held of record by Whitebox Caja Blanca Fund LP, (iii) 275,034 shares of Common Stock and 1,846,209 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by Whitebox Credit Partners LP, (iv) 167,761 shares of Common Stock and 972,388 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by Whitebox GT Fund LP, (v) 3,002,569 shares of Common Stock and 16,489,122 shares issuable upon the exercise of Jones Act Warrants held of record by Whitebox Multi-Strategy Partners LP, and (vi) 1,136,568 shares of Common Stock and 7,078,752 shares issuable upon exercise of Jones Act Warrants held of record by Whitebox Relative Value Partners LP (each such entity, a “Whitebox Fund” and collectively, the “Whitebox Funds”). Whitebox Advisors LLC is the investment manager of the Whitebox Funds that own shares of our Common Stock and Jones Act Warrants and may be deemed to have shared voting and dispositive power over the shares of Common Stock owned by the Whitebox Funds. Whitebox Advisors LLC is managed by a committee of the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos and Blue Owl GP Stakes II (A), LP, a non-voting member, who may be deemed to share such power, and such individuals and entity disclaim beneficial ownership of the securities held by the Whitebox Funds, except to the extent of such individual or entity’s pecuniary interest therein, if any. The business address of Whitebox Advisors LLC and of each Whitebox Fund is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.

(5)

Included in the total number of shares shown as beneficially owned are (i) 861,155 shares of Common Stock and 6,071,553 shares issuable upon the exercise of Jones Act Warrants held of record by 1992 Master Fund

Co-Invest SPC Series 1 Segregated Portfolio, (ii) 383,882 shares of Common Stock and 2,982,923 shares issuable upon the exercise of Jones Act Warrants held of record by Highbridge SCF Special Situations SPV, LP, (iii) 184,386 shares of Common Stock and 1,401,148 shares issuable upon the exercise of Jones Act Warrants held of record by Highbridge Tactical Credit Institutional Fund Ltd and (iv) 723,977 shares of Common Stock and 5,501,013 shares issuable upon the exercise of Jones Act Warrants held of record by Highbridge Tactical Credit Master Fund LP (each such entity, a “Highbridge Entity” and collectively, the “Highbridge Entities”). Highbridge Capital Management, LLC is the trading manager of the Highbridge Entities. The Highbridge Entities disclaim beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 390 Madison Avenue 28th Floor, New York, NY 10017, and the address of the Highbridge Entities is c/o Maples Corporate Services Limited, #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(6)

Included in the total number of shares shown as beneficially owned are (i) 4,139,410 shares of Common Stock held of record by Athilon Capital Corp. LLC, (ii) 4,652,163 shares of Common Stock held of record by Merced Partners Limited Partnership and (iii) 2,941,533 shares of Common Stock held of record by Merced Partners V, L.P. (each such entity, a “Merced Entity” and collectively, the “Merced Entities”). Merced Capital, L.P. (“Merced”) is the general partner of and/or investment adviser to the Merced Entities that directly hold shares of our Common Stock. Merced is managed by Series E of Merced Capital Partners, LLC (“Merced Capital Partners”), a series of a Delaware limited liability company. David A. Ericson, Vincent C. Vertin, and Stuart B. Brown collectively have voting control over the interests in Merced Capital Partners. In such capacities, each of Merced, Merced Capital Partners, Mr. Ericson, Mr. Vertin, and Mr. Brown may be deemed to share voting and investment control over the shares of Common Stock reported in the table; however, each of Mr. Ericson, Mr. Vertin, and Mr. Brown disclaim beneficial ownership of the shares of Common Stock reported in the table. The business address for Merced, Merced Capital Partners, Mr. Ericson, Mr. Vertin, Mr. Brown, and each of the Merced Entities is 701 Carlson Parkway, Suite 1110, Minnetonka, MN, 55305.

(7)

Included in the total number of shares shown as beneficially owned are 1,251,230 shares of Common Stock and 6,650,783 shares issuable upon the exercise of Jones Act Warrants. Morgan Stanley & Co. LLC may also be deemed to beneficially own an additional 1,474,948 shares of Common Stock through affiliates of Morgan Stanley & Co. LLC, which 1,474,948 shares are not being offered hereby. The principal business address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, New York 10036.

(8)

Included in the total number of shares shown as beneficially owned are (i) 2,129,515 shares of Common Stock and 64,968 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by Sola Ltd, (ii) 733,332 shares of Common Stock and 27,219 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by Solus Long-Term Opportunities Fund Master LP, (iii) 382,197 shares of Common Stock and 14,185 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by Solus Opportunities Fund 4 LP, (iv) 283,100 shares of Common Stock and 10,518 shares of Common Stock issuable upon the exercise of Jones Act Warrants held of record by Solus Opportunities Fund 5 LP, and (v) 43,719 shares of Common Stock and 1,633 shares issuable upon the exercise of Jones Act Warrants held of record by Ultra NB LLC (such entities, collectively, the “Solus Entities”). The Solus Entities are private funds managed by Solus Alternative Asset Management LP (“Solus”) and/or affiliates thereof. Solus GP LLC (“Solus GP”) is the general partner of Solus. Christopher Pucillo is the managing member of Solus GP. Each of Solus, Solus GP, the Solus Entities and Mr. Pucillo (collectively, “Solus Persons” and each a “Solus Person”) may be deemed to have beneficial ownership of the securities referenced in this footnote; however, each Solus Person expressly disclaims beneficial ownership of any securities referenced in this footnote, except to the extent of his or its pecuniary interest therein. The business address of the US Solus Entities is 25 Maple Street, 2nd Floor, Summit, NJ 07901. The business address of the non-US Solus Entities is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009. The business address of Mr. Pucillo is 110 Front Street, Suite 325, Jupiter, FL 33477.

(9)

Included in the total number of shares shown as beneficially owned are (i) 313,076 shares of Common Stock and 819,802 shares issuable upon the exercise of Jones Act Warrants held of record by Citigroup Financial Products Inc. and (ii) 306,243 shares of Common Stock and 1,535,839 shares issuable upon the exercise of

Jones Act Warrants held of record by Citigroup Global Markets Inc. The business address of Citigroup Financial Products Inc. and Citigroup Global Markets Inc. is 388 Greenwich St, 6th Floor Trading, New York, NY 10013.
(10)

Included in the total number of shares shown as beneficially owned are 493,086 shares of Common Stock and 1,866,218 shares issuable upon the exercise of Jones Act Warrants. The business address of BofA Securities, Inc. is Bank of America Tower, One Bryant Park, New York, NY 10036.

PLAN OF DISTRIBUTION

General

We or the selling stockholders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods; or

•	any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we or the selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	one or more underwritten offerings;

•	block trades in which a broker-dealer will attempt to sell the securities as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	a distribution in-kind to a selling stockholder’s direct or indirect partners, members or equity holders;

•	privately negotiated transactions, which may include a “block trade”;

•	settlement of short sales;

•	transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

•	a distribution in accordance with the rules of the applicable securities exchange;

•	a combination of any such methods of distribution; or

•	any other method permitted pursuant to applicable law.

As described above, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of Common Stock held by it to its direct or indirect members, partners or equity holders or purchase or redeem interests held in such entity by its direct or indirect members, partners or equity holders in exchange for Common Stock pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such members, partners or equity holders are not affiliates of ours, such members, partners or equity holders would thereby receive freely tradeable Common Stock pursuant to the distribution under this prospectus. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The selling stockholders may also sell Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also transfer shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We or the selling stockholders may also enter into derivative or hedging transactions. For example, we or one or more of the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us or one or more of the selling stockholders to close out its short positions;

•	sell securities short and redeliver such shares to close out our or one or more of the selling stockholders’ short positions;

•

enter into option or other types of transactions that require us or one or more of the selling stockholders to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

•

loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from us or one or more selling stockholders or others to settle such sales and may use securities received from us or one or more selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.

One or more of the selling stockholders may, from time to time, pledge or grant a security interest in shares of our Common Stock beneficially held by it (including through a prepaid variable forward contract) and, if such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee or other successors-in-interest as the selling stockholder under this prospectus.

To the extent required by law, a prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, agents or dealers and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any other offering expenses;

•	any discounts, commissions, concessions or other compensation allowed or reallowed or paid to dealers;

•	any securities exchange or markets on which the securities may be listed; and

•	the method of distribution of the securities.

The offer and sale of the securities described in this prospectus by us, the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

The aggregate proceeds to the selling stockholders from the sale of shares of our Common Stock offered by them will be the purchase price of such shares of our Common Stock less discounts or commissions, if any. The selling stockholders each reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock to be made directly or through agents.

We will not receive any of the proceeds from any offering by a selling stockholder. We will bear the costs associated with the registration and the sale of any shares of Common Stock under this prospectus by the selling stockholders, other than underwriting fees, discounts and commissions.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. The selling stockholders and any underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions that such underwriters, dealers and agents and remarketing firms receive and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their respective affiliates. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and, if applicable, one or more of the selling stockholders, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or the selling stockholders or through agents designated by us or one or more of the selling stockholders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling stockholders to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. We will make copies of this prospectus available to the selling stockholders and are informing the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Dealers

We or the selling stockholders may sell the offered securities to dealers as principals. We or the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or one or more of the selling stockholders at the time of resale. Dealers engaged by us or the selling stockholders may allow other dealers to participate in resales.

Direct Sales

We or the selling stockholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

At-the-Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling stockholders may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market other than the Common Stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the Preferred Stock on any securities exchange or quotation system; any such listing with respect to any Preferred Stock will be described in the applicable prospectus supplement.

In connection with any offering of Common Stock, Preferred Stock or securities that provide for the issuance of shares of our Common Stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of our Common Stock or Preferred Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock is not complete and may not contain all the information you should consider before investing in the Company’s capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation (as amended, the “Charter”) and our Amended and Restated Bylaws (the “Bylaws”), each of which was adopted in connection with the Mergers, and which have been publicly filed with the SEC. See “Where You Can Find More Information.”

Authorized Capitalization

The Charter authorizes the issuance of 410,000,000 shares of capital stock, consisting of (i) 400,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).

Common Stock

As of September 14, 2026, there were 222,166,587 shares of Common Stock issued and outstanding.

Voting Rights

Each stockholder of the Company is entitled to one vote for each share of capital stock entitled to vote on the subject matter under consideration held by such stockholder. The holders of shares of Common Stock do not have cumulative voting rights.

Dividend Rights

Holders of Common Stock are entitled to receive dividends, if any, in the amounts and at the times declared by the board of directors of the Company (the “Board”).

Liquidation Rights

Upon the Company’s liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders would be distributable ratably among the holders of Common Stock and any participating Preferred Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock and payment of claims of creditors.

Assessment and Redemption

All shares of Common Stock are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of Common Stock.

Preemptive Rights

Holders of Common Stock do not have any preemptive right to subscribe to an additional issue of Common Stock or to any security convertible into such stock.

Limitations on Ownership by Non-U.S. Citizens

The Company is subject to the Jones Act (as defined below), which, subject to limited exceptions, restricts maritime transportation of merchandise between points in the United States (known as marine cabotage services or coastwise trade) to vessels built in the United States, registered under the U.S. flag, crewed by U.S. citizens or lawful permanent residents, and owned and operated by U.S. citizens within the meaning of the Jones Act. Under the Jones Act, at least 75% of the Company’s outstanding shares of each class or series of the capital stock must be owned and controlled by U.S. citizens. In order to ensure compliance with the Jones Act coastwise citizenship requirement that at least 75% of the Company’s outstanding Common Stock is owned by U.S. citizens, the Charter restricts ownership of the shares of the Company’s outstanding Common Stock by non-U.S. citizens in the aggregate to not more than 21%, with certain limited grandfathered circumstances allowing up to 24% of the outstanding shares of Common Stock to be owned by non-U.S. citizens on and after the Effective Date.

The Charter further prohibits the acquisition of shares by a non-U.S. citizen where (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 21% of the Company’s issued and outstanding Common Stock and (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of the Company’s issued and outstanding Common Stock. The Charter further provides the Board with authority to redeem any share of Common Stock that is owned by non-U.S. citizens that would result in ownership by non-U.S. citizens in the aggregate in excess of 21% of the Company’s issued and outstanding Common Stock, with certain limited grandfathered circumstances allowing up to 24% of the outstanding shares of the Company’s Common Stock to be owned by non-U.S. citizens on and after the Effective Date. In the event the Board authorizes such a redemption, the Company would instruct its transfer agent to issue one or more of the Company’s Jones Act Warrants, or in certain situations, cash or interest-bearing promissory notes, in respect of shares of Common Stock that caused ownership by non-U.S. citizens to exceed the applicable permitted limit, and such holder(s)’ interests in those shares will be terminated.

The Charter further provides that the Company may require beneficial owners of Common Stock to confirm their citizenship from time to time through written statement or affidavit and could, in the discretion of the Board, suspend the voting rights of such beneficial owner, pay into an escrow account dividends or other distributions (upon liquidation or otherwise) with respect to such shares held by such beneficial owner and restrict, prohibit or void the transfer of such shares and refuse to register such shares of Common Stock held by such beneficial owner until confirmation of its citizenship status is received.

As used in this prospectus, the “Jones Act” means the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapters 121 and 551 and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the USCG and the U.S. Department of Transportation’s Maritime Administration and their practices enforcing, administering and interpreting such laws, statutes, rules and regulations, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the coastwise trade.

The Company’s Common Stock has been placed into the Depository Trust & Clearing Corporation’s SEG-100 Program, to allow the Company to monitor the ownership of the Company’s Common Stock by non-U.S. citizens in a manner consistent with the provisions of the Charter and the Jones Act.

Listing

The Common Stock is listed on the NYSE under the symbol “HOS.”

Transfer Agent and Registrar

Equiniti Trust Company, LLC acts as transfer agent and registrar for the Common Stock.

Preferred Stock

As of September 14, 2026, no shares of Preferred Stock were issued or outstanding.

Authorized and unissued shares of Preferred Stock may be issued from time to time in one or more additional series as the Board, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and, subject to certain exceptions set forth in the Charter, and applicable law, the Board may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series of Preferred Stock.

If we offer shares of Preferred Stock under this prospectus, a prospectus supplement relating to the particular series of Preferred Stock offered will include the specific terms of those Preferred Stock, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the Preferred Stock and the number of shares of Preferred Stock to constitute the series;

•	the number of shares of Preferred Stock to be offered;

•	the public offering price at which the Preferred Stock will be issued;

•	any sinking fund provisions of the Preferred Stock;

•	the voting rights, if any, of the Preferred Stock;

•

whether the Preferred Stock will be redeemable and, if so, the price and the terms and conditions on which the Preferred Stock may be redeemed, including the time during which the Preferred Stock may be redeemed and any accumulated dividends thereof, if any, that the holders of the Preferred Stock will be entitled to receive upon the redemption thereof;

•

the terms and conditions, if any, on which the Preferred Stock will be convertible into, or exchangeable for, any other class or series, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

•	any additional designations, preferences, rights, powers, duties and restrictions of the Preferred Stock.

The applicable prospectus supplement relating to any such Preferred Stock we offer will also include a discussion of certain material U.S. federal income tax consequences relating to ownership of the Preferred Stock (other than those consequences described in this prospectus).

The particular terms of any series of Preferred Stock will also be described in a certificate of designation or amendment to the Charter, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of Preferred Stock.

The transfer agent and registrar for any series of Preferred Stock will be designated in the applicable prospectus supplement.

Warrants

Jones Act Warrants

As of September 14, 2026, there were 10,089,644 Jones Act Warrants outstanding. The Jones Act Warrants do not have voting rights and were originally issued in lieu of common stock to certain non-U.S. citizens, as defined in the Jones Act, by Legacy Hornbeck in order to comply with applicable limitations on foreign ownership under the Jones Act and assumed by us in connection with the Mergers.

The Jones Act Warrants have a perpetual term and are exercisable until the date on which no Jones Act Warrants remain outstanding. Each Jones Act Warrant represents the right to purchase 10.27167 shares of Common Stock for an exercise price of $0.00001 per share, subject to the terms and conditions of the Jones Act

Warrant Agreement, including the limitations on foreign ownership as set forth in the Charter that are intended to assist the Company in complying with the Jones Act.

Equiniti Trust Company, LLC is the warrant agent for the Jones Act Warrants.

Anti-Takeover and Other Provisions Contained in the Charter and Bylaws

The Charter and Bylaws contain a number of provisions that could make the acquisition of the Company by means of a tender or exchange offer, a proxy contest or otherwise more difficult.

Classified Board; Removal of Directors

The Company’s directors, other than those who may be elected by the holders of any series of Preferred Stock, are divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The term of office of the initial Class II directors shall expire at the first annual meeting of stockholders following the Effective Date, the term of office of the initial Class I directors shall expire at the second annual meeting of stockholders after the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders after the Effective Date.

At each annual meeting of stockholders, directors elected to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified.

The Charter provides that, subject to the rights granted pursuant to the Securityholders Agreement (as defined in the Charter), any or all of the Company’s directors may be removed at any time with or without cause, but only by the affirmative vote of stockholders representing at least 68% of the voting power of all then-outstanding shares of the Company’s stock entitled to vote thereon, voting as a single class.

Advance Notice of Stockholder Business Proposals and Nominations

The Bylaws provide an advance notice requirement with respect to stockholder proposals of business at annual meetings and stockholder nominations of candidates for election as directors at annual or special meetings of the stockholders.

Amendment of Certain Provisions of the Charter and Bylaws

The Charter provides that the Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Charter. The Company’s stockholders may only alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or adopt any provision inconsistent therewith with the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.

In addition, the following provisions of the Charter, including any relevant definitions, may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class:

•	Article VI (Management);

•	Article VII (Liability of Directors and Officers);

•	Article IX (Meetings of Stockholders);

•	Article X (Business Combinations);

•	Article XI (Amendment);

•	Article XIII (Submission to Jurisdiction); and

•	Article XIV (Jones Act Compliance).

DESCRIPTION OF WARRANTS

Warrants We May Offer

We may issue warrants for the purchase of our Common Stock, Preferred Stock or any combination thereof (“Warrants”). Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of Warrants for the terms of and information relating to the Warrants, including, where applicable:

•	the number of securities purchasable upon exercise of the Warrants and the price at which such securities may be purchased upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants commences and the date on which such right expires (the “Expiration Date”);

•	the United States federal income tax consequences applicable to the Warrants;

•	the amount of the Warrants outstanding as of the most recent practicable date; and

•	any other terms of the Warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the prospectus supplement relating to such Warrants.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more of the following securities: Common Stock, Preferred Stock, Warrants or any combination thereof (“Units”). We may evidence each series of Units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of Units;

•	identification and description of the separate constituent securities comprising the Units;

•	the price or prices at which the Units will be issued;

•	the date, if any, on and after which the constituent securities comprising the Units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the Units and their constituent securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Hornbeck Offshore Services, Inc. (f/k/a Helix Energy Solutions Group, Inc.) as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Legacy Hornbeck (the predecessor by merger of Hercules Sub LLC) as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, included in the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee		$156,677.91*
Printing and engraving expenses		**
Fees and expenses of legal counsel		**
Accounting fees and expenses		**
Transfer agent and registrar fees		**
Miscellaneous		**

Total	$	**

*

Reflects the SEC registration fee relating to the Common Stock offered by the selling stockholders, before the application of a fee offset in the amount of $14,760.00. The net SEC registration fee due relating to the Common Stock offered by the selling stockholders is $141,917.91. The SEC registration fee relating to securities offered by us are deferred in reliance on Rule 456(b) and 457(r) under the Securities Act.

**	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Charter provides that no director or officer shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s or officer’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;

•	any transaction from which the director or officer derived an improper personal benefit;

•	with respect to the officer, any derivative action.

The Charter provides that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any threatened, pending or actual action, suit or proceeding by reason of the fact that such person is or was our director, advisory director, board observer or officer, or by reason of the fact that our director, advisory director, board observer or officer is or was serving, at our request, as a director, advisory director, board observer, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. We will indemnify such persons against expenses, liabilities, and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, penalties and amounts paid in settlement) actually and reasonably incurred in connection with such action; provided, however, that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Index

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement.

2.1†	Agreement and Plan of Merger, dated as of April 22, 2026, by and among Helix Energy Solutions Group, Inc., Hornbeck Offshore Services, Inc., Odyssey Sub, Inc. and Hercules Sub LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2026).

4.1	Certificate of Incorporation of Hornbeck Offshore Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2026).

4.2	Certificate of Amendment to Certificate of Incorporation of Hornbeck Offshore Services, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2026).

4.3	Amended and Restated Bylaws of Hornbeck Offshore Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2026).

4.4	Amended and Restated Jones Act Warrant Agreement, by and among Hercules Sub LLC (as successor by merger to Hornbeck Offshore Services, Inc.), Hornbeck Offshore Services, Inc. (f/k/a Helix Energy Solutions Group, Inc.) and Equiniti Trust Company, LLC, dated as of September 1, 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2026).

Exhibit No.	Description of Exhibit

4.5	Amended and Restated Jones Act Anti-Dilution Warrant Agreement, by and among Hercules Sub LLC (as successor by merger to Hornbeck Offshore Services, Inc.), Hornbeck Offshore Services, Inc. (f/k/a Helix Energy Solutions Group, Inc.) and Equiniti Trust Company, LLC, dated as of September 1, 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2026).

4.6	Securityholders Agreement, dated as of April 22, 2026, among Hornbeck Offshore Services (f/k/a Helix Energy Solutions Group, Inc.) and each of the securityholders party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2026).

4.7*	Form of Certificate of Designations for Preferred Stock.

4.8*	Form of Warrant Agreement (including form of Warrant Certificate).

4.9*	Form of Unit Agreement (including form of Unit Certificate).

5.1**	Opinion of Kirkland & Ellis LLP.

10.1	Registration Rights Agreement, dated as of April 22, 2026, among Hornbeck Offshore Services (f/k/a Helix Energy Solutions Group, Inc.) and each of the holders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2026).

23.1**	Consent of KPMG LLP.

23.2**	Consent of Ernst & Young LLP.

23.3**	Consent of Kirkland & Ellis LLP (included in their opinion filed as Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page).

107**	Filing Fee Table.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
†

Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(e)

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, on September 15, 2026.

Hornbeck Offshore Services, Inc.

By:	/s/ Todd M. Hornbeck
Name:	Todd M. Hornbeck
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Todd M. Hornbeck and R. Potter Adams as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of September 15, 2026.

Signature	Title

/s/ Todd M. Hornbeck Todd M. Hornbeck	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ R. Potter Adams R. Potter Adams	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian M. Cook Brian M. Cook	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ William L. Transier William L. Transier	Chairman of the Board and Director

/s/ Aaron M. Rosen Aaron M. Rosen	Director

/s/ Bobby Jindal Bobby Jindal	Director

/s/ Kevin O. Meyers Kevin O. Meyers	Director

Signature	Title

/s/ John V. Lovoi John V. Lovoi	Director

/s/ Benjamin M. Fink Benjamin M. Fink	Director